UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2019

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CBU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 12, 2019, Community Bank System, Inc. (“Community Bank System”) issued a press release announcing the completion of its previously announced acquisition of Kinderhook Bank Corp., a New York corporation (“Kinderhook”), pursuant to the Agreement and Plan of Merger, dated as of January 21, 2019 (the “Merger Agreement”), by and among Community Bank System, VB Merger Sub Inc., and Kinderhook. Under the terms of the Merger Agreement, VB Merger Sub Inc., a wholly-owned subsidiary of Community Bank System, merged with and into Kinderhook, and shortly following Kinderhook merged with and into Community Bank System, with Community Bank System surviving. Additionally, The National Union Bank of Kinderhook, a wholly owned subsidiary of Kinderhook, merged with and into Community Bank, N.A., a wholly owned subsidiary of Community Bank System, with Community Bank, N.A. continuing as the surviving bank.

A copy of Community Bank System's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)        Not applicable.

(b)        Not applicable.

(c)        Not applicable.

(d)        Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By:	/s/ George J. Getman
Name: George J. Getman
Title: EVP and General Counsel

Dated: July 12, 2019